UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): March 10, 2022

The Healing Company Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152805	26-2862618
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

11th Floor, Ten Grand Street, Brooklyn, New York 11249

 (Address of principal executive offices)

(866) 241-0670

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

•	our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
•	our ability to maintain or increase our market share in the competitive markets in which we do business;
•	our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;
•	our dependence on the growth in demand for the end applications that are powered by our products;
•	our ability to diversify our product offerings and capture new market opportunities;
•	our ability to source our needs for skilled labor, machinery and raw materials economically;
•	the loss of key members of our senior management; and
•	uncertainties with respect to the PRC legal and regulatory environment.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

•	the “Company,” “we,” “us,” and “our” refer to the combined business of The Healing Company Inc., a Nevada corporation, and its wholly owned subsidiary, NOEO GmbH, or “NOEO,” a German company;
•	“Exchange Act” refers the Securities Exchange Act of 1934, as amended;
•	“Germany” refers to the Federal Republic of Germany;
•	“NOEO” refers to NOEO GmbH, a German company;
•	“EUR” refer to the legal currency of the European Union;
•	“SEC” refers to the Securities and Exchange Commission;
•	“Securities Act” refers to the Securities Act of 1933, as amended; and
•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States.

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ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Acquisition

On March 10, 2022, we entered into a share purchase agreement, (the “Share Purchase Agreement”), with Anabel Oelmann pursuant to which we acquired 100% of the issued and outstanding capital stock of NOEO GmbH, a German company (“NOEO”), in exchange for cash consideration of EUR25,000. Ms. Oelmann is a director of the Company and the sole shareholder of NOEO, making this a related party transaction.                   .

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On March 10, 2022, we closed the Share Purchase Agreement pursuant to which we acquired 100% of the issued and outstanding capital stock of NOEO for total consideration of EUR25,000, paid on closing. On closing, the shares of NOEO were transferred to the Company and NOEO became a wholly owned subsidiary of the Company.

A copy of the Purchase and Transfer Agreement is incorporated by reference as Exhibit 10.12 to this Current Report on Form 8-K.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on March 10, 2022 we acquired NOEO in an acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of NOEO, except that information relating to periods prior to the date of the acquisition only relate to The Healing Company Inc. unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

Overview

We are an emerging health and wellness company that has identified the need for a change to healthcare, where conventional medicine and alternative healing can both be drawn on to provide a world of integrated healing encompassing conventional medicine and alternative medicine.

Our intent is to build a community of integrated healing brands by identifying and acquiring early stage, high potential brands within selected wellness categories. Our plan is to build individual market impact through enhanced branding, a credible narrative, social conversation and improved accessibility by positioning all portfolio brands with a larger “healing community” of brands thus building exponential market impact.

In order to attain these goals during the period covered by this report, management entered into various contracts with employees and consultants all of whom have experience in marketing, wellness and health fields. With the acquisition of NOEO, and the recent onboarding of a management team to undertake our operations, we have commenced operations in the health and wellness sector.

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Historical Information

We were incorporated as Lake Forest Minerals Inc. in the State of Nevada on June 23, 2008.

During April 2021, our board of directors and major shareholder approved a name change of our company from Lake Forest Minerals Inc. to The Healing Company Inc. Concurrently, the board of directors and majority shareholder approved a resolution to effect a forward stock split of our authorized and issued and outstanding shares of common stock on a four (4) new shares for one (1) share held. Certificate of Amendment to effect the forward split and the change of name was filed with the Nevada Secretary of State on April 29, 2021. The name change and forward split were reviewed and approved by the Financial Industry Regulatory Authority (FINRA) with an effective date of June 2, 2021 at which time our authorized capital increased to 300,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 11,000,000 to 44,000,000 shares of common stock, all with a par value of $0.001.

On October 7, 2021, our board of directors and major shareholder approved the adoption of our Amended and Restated Articles of Incorporation, which replaced our prior articles of incorporation in their entirety. Among other things, the Amended and Restated Articles of Incorporation authorize us to issue is 300,000,000 shares of stock, consisting of (a) 290,000,000 shares of common stock, $0.001 par value per share and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which we designated 5,000,000 Seed Preferred Shares as a first series of such preferred stock.

 A Certificate of Amendment was filed with the Nevada Secretary of State on October 7, 2021.

On October 7, 2021, our board of directors and major shareholder approved the adoption of our amended and restated bylaws, which have been updated in line with the changes to the Amended and Restated Articles of Incorporation and replace our prior bylaws in their entirety.

On October 8, 2021, we entered into share purchase agreements and share restriction agreements with investors and issued a first tranche of our Seed Preferred Shares, $0.001 par value per share (the “Seed Preferred Shares”), in a private placement, whereby the Company will sell a total of 5,000,000 shares of Seed Preferred Shares at $2.00 per share to raise $10,000,000 (the “Seed Preferred Offering”). As of December 31, 2021, the Company had issued a total of 325,000 Seed Preferred Shares under the Seed Preferred Offering. As of the date of this filing, the Seed Preferred Offering is fully subscribed, and the Company expects to close the Offering during the quarter ending March 31, 2022.

The Company, in cooperation with its major shareholder, determined to redefine its acquisition objectives to establish a platform of companies that source, harvest, and utilize the most natural compounds for holistic nutrition from around the world. Management determined to pursue these opportunities in the wellness sector based on their evaluation of a heightened and growing awareness and interest in wellness which management further believes has been stimulated by a values reset during the pandemic.

Current Information

Effective January 10, 2022, Mr. Larson Elmore resigned as the President, Chief Executive Officer and director of the company. Mr. Elmore remains as the company’s Chief Financial Officer, Treasurer and Secretary. Having consented to act as an officer and director of the company, Simon Belsham was appointed to fill the ensuing vacancies.

Concurrently appointed as members of the Board of Directors were Steven Bartlett, Poonacha Machaiah and Anabel Oelmann.

The Company intends to build a community of integrated healing brands by identifying and acquiring early stage, high potential brands within selected wellness categories. Our plan is to build individual market impact through enhanced branding, a credible narrative, social conversation and improved accessibility by positioning. Our first acquisition is NOEO, a company involved in direct-to-consumer brand focusing on adaptogenic herbs.

This initial acquisition of NOEO launches the Company’s business plan. Having sufficient funds on hand to commence our plan, and with the recent expansion of our operational and management teams, the Company intends to fund the growth of NOEO and acquire other related projects in the health and wellness sector.

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NOEO

Company Information

NOEO is a company incorporated pursuant to the laws of Germany which commenced operations in early 2021 through direct to consumer sales of certain branded CDB oils and adaptogen products including mushroom complexes in the form of capsules. NOEO was orignally founded by Greenstein Nutraceuticals Ltd. (“Greenstein), a German corporation also co-founded by Ms. Anabel Oelmann, a recently appointed director of our Company, and a certified nutritionist and health coach. Based on her passion for making alternative medicine more accessible, Ms. Oelmann founded NOEO for Greenstein, and subsequently acquired the shares of NOEO, including products marketed under the NOEO brand, certain formulations and recipes, trademarks and domains in a purchase and sale contract dated March 25, 2021. In March 2022, Ms. Oelmann and the Company entered into a purchase and sale agreement whereby Ms. Oelmann retained certain of the products, formulations and domains from NOEO, leaving NOEO with three fully developed and marketable adaptogen products under the NOEO brand as more particularly described below, the domain www.noeo.co and certain trademarks as well as any product existing inventory. The Company intends to immediately undertake the ongoing sales of the recently acquired NOEO products, as well as enhanced marketing efforts to bring recognition to the brand across a wider consumer base. In line with the Company’s mandate to identify and acquire unique opportunities in naturally derived supplements, medicines, and alternative therapies, the Company may also undertake future product dvelopment to further expand its current product line and branded offerings. NOEO was originally created with the aim of providing daily wellness through natural and herbal-based products, and the Company will continue to foster that mission.

General Information on our Business

NOEO originally launched its business in early 2021 and currently markets its retained line of adaptogen products direct to consumer across Europe and North America, with the initial sales of its line of mushroom complexes concentrated in Germany. Our ongoing sales effort will focus on the three key products which include mushroom joint, memory and digestive complexes. As stated above, NOEO may determine to undertake research and development and/or enter into licensing agreements to expand its current wellness focused product line, targeting complementary non-regulated herbs and products, such as Greek essential oils, Indian Ayurveda, and Chinese herbs. Our website is located at http://www.noeo.co.

Our Products

NOEO was created with the mission to support our environment. All NOEO products are formulated using natural and cruelty-free ingredients. All NOEO products are plant based and organic. We don’t use chemicals, pesticides, or other non-natural ingredients. Our products are lab-tested and manufactured in high-end medical grade facilities in Germany following Good Manufacturing Practices (“GMP”). We work together with labs that do not test on animals.

Product Portfolio

The Company currently offers three products that have been strategically developed to fit with its objective of delivering wellness products that meet its customers’ demands for stringent quality and consistency. The Company currently markets its products under the NOEO trade name. The Company’s current product categories are human ingestible products. Our products are made with pharma grade materials and compounds to ensure the best quality for our customers. Our ingredients have been carefully selected with extensive research, effort, and lots of love. Our packaging is eco-friendly and biodegradable.

During the financial year ended December 31, 2021, revenue derived from NOEO’s human ingestible products accounted for 100% of the Company’s total revenue.

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Product Line

We presently focus on products which contain adaptogens, which are non-toxic plants that are believed to help the body adapt to stressors. These include substances that may also be considered food that provide medical or health benefits, including the possible prevention and treatment of disease. They may also include herbs and roots that have been around for centuries and used in Chinese and Ayurvedic healing traditions and recently have found their way back into the health industry. We focus our product line on extracts which are highly concentrated active ingredients, from which we create complexes which are combinations of more than one extract that synergize with each other.

We offer an initial product line consisting of three mushroom complexes composed of medicinal mushrooms and herbs: A joint complex, a digestive complex and a memory complex. The products are prepared as capsules which can be taken orally twice a day, with any liquid.

NOEO products and its materials are not intended to prevent, diagnose, treat or cure a disease. The Company advises customers to always seek the advice of a doctor for questions regarding a medical condition, and before undertaking any diet, exercise or other health related changes to lifestyle. Food supplements are no substitute for a balanced diet. The Company recommends customers follow the instructions on the product and do not exceed the stated recommended daily doses.

Joints Complex

Our Mushroom Complex Joints is composition of medicinal herbs and mushrooms, and essential vitamins, formulated to soothe and help redevelop your joints and cartilage tissue. Our product is 100% Vegan.

Description: It is estimated that one in four adults suffers from joint pain in the form of rheumatoid arthritis and/ or osteoarthritis. The main reason being the degeneration of joint cartilage. We’ve teamed up with a number of consultants in the field, to come up with our own, unique formula for Mushroom Complex Joints. The composition consists of medicinal herbs and mushrooms, and essential vitamins that help control inflammatory responses in the body while aiding mobility to keep joints healthy and strong both now and in later life. It protects joint cartilage and promotes the buildup of new one.

It also improves general blood circulation and counteracts the process of muscle reduction

Why it Works

•	Shiitake Mushroom: has shown to reduce rheumatoid arthritis.
•	Maitake Mushroom: has shown to reduce rheumatoid arthritis.
•	Auricularia Mushroom: has shown to enhance blood flow.
•	MSM: has shown to be effective for reducing symptoms of osteoarthritis and conferring antioxidant protection to the body.
•	Rose Hip: is used to treat rheumatoid diseases like osteoarthritis and rheumatoid arthritis. It improves joint health by reducing pain and stiffness.
•	Curcumin: has anti-inflammatory and antioxidative properties.
•	Aceola/ Grape Seed Extract: may enhance flood flow.
•	Vitamin E: boosts the immune system.
•	Manganese: can reduce osteoarthritis pain.
•	Copper: is said to help reduce inflammation in the joints.
•	Selenium: is said to help prevent rheumatoid arthritis.

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Digestion Complex

Our Mushroom Complex Digestion is a composition of medicinal herbs and mushrooms, and essential vitamins, formulated to aid your digestion and many associated issues, like bloating or cramps.

Description: Mushroom Complex Digestion is believed to be a true cocktail of superfoods for your gut and digestive system. More and more people are suffering from digestive issues, like bloating, general unwellness or abdominal pain. Recent studies have shown how closely digestive issues are linked to people’s psyche. We’ve teamed up with experts in the field to come up with Mushroom Complex Digestion’s unique formula, consisting of medicinal herbs and mushrooms, and essential vitamins, that help support a happy gut, general wellbeing and healthy digestion. Mushroom Complex Digestion is 100% vegan.

Why It Works

•	Hieracium erinaceous/ Lion’s Mane (Mushroom): has shown to be beneficial for people with inflammatory bowel disease, may also boost immune function and encourage the growth of good bacteria in the gut.
•	Artichoke Extract: improves fat digestion.
•	Fennel extract: can help the smooth muscles of the gastrointestinal system relax and reduce gas, bloating, and stomach cramps.
•	Taraxacum officinale/ dandelion: has a diuretic effect when ingested.
•	Broccoli: helps keep the stomach’s lining healthy.
•	Acerola/ Grape Seed Extract: is said to protect the gut from inflammation.
•	Vitamin C: is an essential vitamin with antioxidant properties.
•	Vitamin E: is an essential vitamin with antioxidant properties.
•	Thiamine (Vitamin B1): helps regulate appetite.
•	Riboflavin (Vitamin B2): helps break down proteins, fats, and carbohydrates.
•	Vitamin B6: helps process digested proteins.
•	Cobalamin (Vitamin B12): helps absorb vitamins properly.
•	Vitamin D3: improves gut flora and metabolic syndrome.
•	Niacin (Vitamin B3): is required for the proper function of fats and sugars in the body.
•	Pantothenic acid (Vitamin B5): helps maintain a healthy digestive system and assists the body in using other vitamins.
•	Folic acid: helps regulate digestion.

Memory Complex

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Our Memory Mushroom Complex is believed to be a true kickstarter for your cognitive functions. A composition of medicinal herbs and mushrooms, and essential vitamins, formulated to give your brain a boost.

Description

Our Mushroom Complex Memory is believed to be a true superfood for your brain and cognitive functions. A composition of medicinal herbs and mushrooms, and essential vitamins, formulated to aid people who are experiencing lack of concentration, general fatigue or have trouble remembering things. It’s also meant to be used by people who want to enhance their performance, in work life, academics or sports. We’ve teamed up with a number of experts in the field, to come up with our own, unique formula for Mushroom Complex Memory.

Memory Mushroom Complex is 100% vegan.

Why It Works

•	Hieracium erinaceous: proven to be a powerful cognitive enhancer.
•	Cordyceps: has shown to be anti-aging and pro-vitality.
•	Panax Ginseng: has shown to be effective for mood, immunity, and cognition.
•	Ginkgo biloba: most commonly ingested herb for brain health - said to boost cognition especially among the elderly.
•	Saffron: low dose supplementation appears to confer antidepressant properties.
•	Rho Diola rosea: proven to reduce fatigue and exhaustion in prolonged stressful situations - also said to have neuroprotective properties.
•	Acerola: is said to enhance blood flow.
•	Vitamin B1, B2, B3, B5, B6, B7, B9, B12: all of which are proven to promote the healthy development of brain cells and help to maintain memory and cognitive abilities.

Key product components - mushrooms:

What is Reishi?

The Reishi mushroom (Ganoderma lucidum) is an Asian natural remedy against a lot of ailments. It has been used for over 4,000 years and is also known as ‘mushroom for immortality.’ Traditional Chinese medicine claims that the Reishi is the most powerful resource for sustaining human health in all its forms.

What is Chaga?

The Chaga mushroom (Inonotus obliquus) is a parasite mushroom that grows exclusively on birch trees. Its origin is northeastern areas like the Baltics, Scandinavian countries, and Russia. However, Chaga can be found in Europe too. Chaga has been around for a long time in traditional nomads and Chinese medicine, it has various interesting qualities. The mushroom was mainly used as a tonic to balance the body functions. The high melatonin content, for example, helps to keep a healthy sleep-wake rhythm and improves the quality of sleep as well. It has high antioxidant potential and helps to protect the skin because of compounds like betulin and beta-glucan. It calms the guts and can help get rid of stomach issues faster.

What is Shiitake?

Also called the king of the mushrooms, Shiitake (Lentinula edodes) is already used for over 2,000 years and cultivated in eastern Asia since around 1.000 CE. Next to its medical value, it has an excellent taste and is often used in Asian dishes. The main effect of Shiitake is the perfectly balanced impact on the intestinal flora. Shiitake has a strong antimicrobial effect on harmful bacteria while simultaneously not acting against the beneficial intestinal bacteria like bifido- and lactic bacteria and helps rehabilitating the intestines. Additionally, Shiitake is an amazing mushroom for the regulation of lipid metabolism. It can help lowering cholesterol levels in the blood.

What is Maitake?

After the cultivation of Maitake (Grifola frondosa) was successful in the 1980s, the mushroom started its triumphal march around the world. Before, a legend states that Maitake was extremely rare, that when foragers found one, they danced of happiness. Hence, the nickname ‘dancing mushroom.’ Maitake can have a tremendous anti-diabetic effect caused by a specific glycoprotein that raises glucose tolerance while not affecting the insulin level. The potential to decrease blood sugar levels was also discovered in the mushroom, hence Maitake can be used as a preventive measure against diabetic risks. By influencing the renin-angiotensin-system Maitake can help lower high blood pressure and reduce the storage of fat into the tissue.

What are Adaptogens?

It is possible to protect your body from both physical and mental stress by improving your tolerance level towards exhaustion. Adaptogens, as the name itself hints, are non-toxic plants that help the body adapt to stress. This can be all kinds of stress, whether it is physical, chemical, or biological. Especially current young professionals experience higher stress levels than previous generations, partly due to rushing lifestyles, tighter schedules and increasing competition. Adaptogens, also known as adaptogenic herbs, are not new. They have been used in Ayurvedic and Chinese traditional healing methods but have now gained popularity among the global health and wellness community.

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Stress is a physiological condition, that is associated with the nervous, endocrine (hormones) and immune system. It can be an external event, environmental condition or a chemical or biological agent that triggers the body to release various hormones that result in physiological changes. A person’s response to stress that is not adequate, or too overwhelming or long term can have serious damage on the body such as disease or even death. This is referred to maladaptive stress, and it is what adaptogens are said to help the body to overcome.

 Are adaptogens effective?

There is a range of adaptogens, each with a specific function. Their function with the human body can be compared to regular exercise. Each time you exercise your muscles adapt to the stress they experience and thus become stronger. Similarly, adaptogens interact with the pituitary gland, adrenal gland and hypothalamus to build resistance and improve the coping system of the body. A continuous treatment with these natural herbs helps the body achieve homeostasis and ensures the functioning of your immune and energy levels.

As a natural remedy, adaptogens can be added to your diet in various ways. You can add pre-mixed powders to your meals, drink adaptogen teas or take them in the form of supplements. Supplements are pre-measured capsules that have the advantage of providing the precise amount that your body needs. It is important to understand that adaptogens function best as an extension to a mindful and healthy lifestyle. If you do not take any other measures to managing your chronic stress, adaptogens will not provide you with the solution you are hoping to get.

 Do adaptogens have side effects?

Always consult a doctor before introducing adaptogens to your diet or routine. There are some studies that suggest that common herbal supplements may interact negatively with prescription medications.

However, there is little evidence to suggest that adaptogens can cause side effects, though like any plant, they can be allergenic.

The most efficient way to include adaptogens to your lifestyle is by identifying specific ailments you are experiencing. We have sourced a comprehensive range of adaptogens allowing you to choose what is right for you.

The benefits of adaptogens:

•	Improve attention
•	Increase endurance (in situations caused by fatigue)
•	Lower stress induced disorders and impairments in the body
•	Balance hormone levels
•	Keep cortisol (the stress hormone) levels and other hormone levels in check’
•	Fight fatigue (that results from overkill of physical or emotional stress)
•	Combat the impact that stress has on cognitive function
•	Stimulate mental performance that has been impacted by stress
•	Normalize body functions
•	Boost the immune system (that has been impacted by stress)
•	Fight the symptoms caused by elevated cortisol levels (such as anxiety, depression, fatigue, high blood pressure, insulin resistance and obesity)
•	Increase physical stamina (improve energy levels)
•	Improve the function of organs (such as the liver and adrenal glands)
•	Improve the function of body systems (such as the gastrointestinal system)

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Marketing

We currently market our products online both directly and through an affiliate program. NOEO currently is capable to ship within Europe, USA, Canada and Australia. . We are working to further extend our shipping area. All of our orders are dispatched by DHL.

We accept Visa, MasterCard, American Express, Apple Pay and PayPal. All payments are processed through a secure checkout system provided by Stripe.

Our Return Policies

Customers have the right to return unused and unopened products within 30 days after the shipment arrival date by consulting our customer care team (info@noeo.co) to request a valid Return Authorization number.

Data Protection

If a data subject wishes to make use of special services of our company via our website, it may be necessary to process personal data. If it is necessary to process personal data and there is no legal basis for such processing, we generally obtain the consent of the data subject.

The processing of personal data, for example the name, address, e-mail address or telephone number of a person concerned, is always in accordance with the basic data protection regulation and in compliance with the country-specific data protection regulations applicable to NOEO GmbH By means of this privacy policy, our company wishes to inform the public about the type, scope and purpose of the personal data collected, used and processed by us. Furthermore, this data protection declaration informs the persons concerned about their rights.

NOEO GmbH as the person responsible for processing has implemented numerous technical and organisational measures to ensure that the personal data processed via this website is protected as completely as possible. Nevertheless, Internet-based data transmissions can generally have security gaps, so that absolute protection cannot be guaranteed. For this reason, every person concerned is free to transmit personal data to us by alternative means, such as by telephone.

Information on our policies regarding the collection of personal data and provider information can be found on our website www.noeo.co under additional links – data protection declaration.

Associates Program

We are currently finalizing our associate’s program whereby companies, individuals, social influencers, bloggers, and others can join and earn commissions on qualifying products. By joining and linking to our website, the associates will be paid commissions of up to 20% on a monthly basis. Most advertising fees are calculated as a percentage of Qualifying Revenues as determined by company policies. We also may offer advertising fees in the form of bounties or other special offers . “Qualifying Revenues” mean amounts we receive from customers’ Qualifying Purchases, excluding shipping, handling, and gift-wrapping fees, taxes, and service charges, and less any rebates, credit card processing fees, returns, and bad debt.

Competition and Market Position

The Company plans to invest significantly in strengthening our brand in the global marketplace. We face competition from many other companies in this sector that are larger and better capitalized than we are. As we are fairly new to the market, and there are other companies that are vertically integrated we will need to grow substantially to gain market position for our products.

Competition in the field of mushroom supplements include a variety of options including powders, capsules, teas and other blends. Certain select competitors in the space include: MUD/MTR, FourSigmatic, Now Foods, Your Super, Vital Plan, ONNIT and Goldmine, not to mention all major vitamin and supplement brands such as Jamieson, Garden of Life and Pure Encapsulations, and many more.

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Research and Development

The Company is not currently undertaking any research and development activities.

Government Regulations

We are subject to various federal, state and local laws, regulations and administrative practices that may affect our business in each of the jurisdictions into which we sell our products. The safety, formulation, manufacturing, processing, packaging, importation, labeling, promotion, advertising and distribution of products we sell direct to consumer are potentially subject to regulation by several government agencies, including the German Food Supplements Regulation (NemV) and the Federal Office of Consumer Protection and Food Safety (BVL); in the European Union the European Food Safety Authority (“EFSA”), and Food Supplements directive 2002/46/EC as well as other potential European regulatory bodies, in United States, the Food and Drug Administration, the United States Department of Agriculture (the “USDA”), and the Federal Food, Drug, and Cosmetic Act (the FDCA), as well as by various state and local agencies. In Canada our products are considered Natural Health Products and regulated under the Food and Drugs Act. In all markets regulation of dietary supplements may include regulation of dietary ingredients, labeling and current good manufacturing practices, which includes quality control, packaging and labeling regulations. Claims and promotional statements describing how a product affects the structure, function and general well-being of the body require adequate scientific evidence to support the claim and no statement may expressly or implicitly represent that a dietary supplement will diagnose, cure, treat or prevent a disease

In additional advertising for dietary supplements in all markets will have various rules and regulations including guidance and protocols for product claims, claims about whether product packaging is recyclable or compostable, as well as deceptive advertising methods. Governing bodies in all jurisdictions have the ability to levy monetary sanctions and impose penalties that could severely limit a company’s business practices in the event of non compliance. Of key importance are adequate substantiation for all claims made in advertising to avoid the use of false or misleading advertising claims.

As is common in our industry, we rely on our suppliers and contract manufacturers to ensure that the products they manufacture and sell to us comply with all applicable regulatory and statutory requirements. In general, we seek certifications of compliance, representations and warranties, indemnification and insurance from our suppliers and contract manufacturers if available. However, even with adequate certifications, representations and warranties, insurance and indemnification, any claims of non-compliance could significantly damage our reputation and consumer confidence in the products we sell. In addition, the failure of such products to comply with applicable regulatory and legislative requirements could prevent us from marketing the products or require us to recall or withdraw such products from our stores. In order to comply with applicable statutes and regulations, our suppliers and contract manufacturers have from time to time reformulated, eliminated or relabeled certain of their products and we have revised certain provisions of our sales and marketing program.

New or revised federal, state and local laws and regulations affecting our business or our industry, such as those relating to adaptogenic products could result in additional compliance costs.

Environmental Regulations

We are not aware of any material violations of environmental permits, licenses or approvals that have been issued with respect to our operations. We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

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Intellectual Property

On April 8, 2020, Greenstein Neutraceuticals Holding Ltd. (“Greenstein”) was granted registration of a European Union Word Trademark under registration number 0181128883 and on May 22, 2020, Greenstein was granted registration of a European Union Figurative Trademark under registration number 018132357. On February 1, 2022, pursuant to an assignment agreement, application was made to transfer the trademarks to NOEO GmbH. On February 4, 2022, the application was rejected for deficiencies. The applications were resubmitted, and the trademarks were assigned to NOEO on March 10, 2022.

Employees

We currently have 3 employees including our Chief Executive Officer and Chief Financial Officer. We have also recently retained various independent consultants to serve in key operational roles, such as marketing, strategy and implementation.  Further we have engaged scientific advisors in order to assist our executive management with the ongoing execution of our business plan and expansion of our current product line.

Description of Property

Our Company does not own any real estate or other properties. Our business office is located at 11th Floor, Ten Grand Street, Brooklyn, New York 11249. This address is provided to the Company by one of its majority shareholders. The Company has not entered into any agreements for office space. Our wholly owned subsidiary, NOEO operates from space provided by our director and has a mailing address of HAUSplus GmbH Hohenzollerndamm 125 14199 Berlin, Germany.  NOEO stores and ships its products from a fulfillment service located in Germany with whom it is contracted to provide such services.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to our Business

We have limited revenues and are currently experiencing operating losses

Prior to the acquisition of NOEO GmbH we had no revenues. We will have limited revenues with NOEO and there is no assurance that we will continue to generate revenues or that any revenues generated will be sufficient to fund our planned operations.

Continued failure to achieve revenues to fund operations may make it more difficult to raise further financing and we would be unable to effect our business plan and may have to discontinue operations entirely.

We will be a holding company and thus will be dependent on acquired subsidiaries to fund operations

Our business plan is based on us finding and acquiring high potential wellness companies, starting in the supplement and nutraceuticals space. We define high potential as companies that have significant growth, profit and health impact potential.

If we are unable to find appropriate companies that we define as high potential in an adequate time period it may mean that we will be unable to sustain operations. Further, we will be dependent on revenues generated by our acquired subsidiaries which may not be sufficient to sustain operations and may make it more difficult to acquire additional targeted business opportunities. This may put us under operational pressure to reduce costs or raise more financing.

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Our growth is dependent on management’s ability to identify and acquire suitable companies for acquisition

Management will be working to identify business acquisitions and to negotiate agreements favorable to the Company. These potential acquisitions, once identified, will require financial, legal and operational due diligence. If management fails to perform this due diligence adequately then there is a risk that the acquired businesses may unfavorably impact on our operations.

The growth of our acquired businesses will be dependent on the management of those businesses as well as our ability to support their growth

Our business model is reliant on the founders or executives of the companies we acquire continuing to operate the business and working with us to grow their businesses. If these founders or executives choose to leave unexpectedly post-acquisition it will create operational pressures us to operate in their absence, and could negatively impact the culture, operation and performance at the acquired company. This could have a material impact on sales and profitability.

Loss of members of our executive team will impact Company growth

We are very reliant on our team and partners (marketing, product development, technology, sales distribution) to support companies with their growth. If we are unable to retain and motivate our core executive team or the partners that we have commercial services contracts with, then we will struggle to support the companies that we acquire with the growth to fulfill our business plan.

Growth in a digital world is very reliant on a limited number of marketing platforms and their operational changes.

Google and Meta Group still command >50% of all digital marketing spent in the US and Europe. They are key to attract consumers to our products. In addition, Apple is an important operator that facilitates these businesses and has recently made significant changes to its data privacy rules that have impacted many companies’ abilities to operate efficiently. Changes to the operation or algorithm of any of these companies could significantly impact our ability to grow any acquired businesses if we fail to anticipate and plan for changes that may occur.

In additional variations on marketing costs through these platforms could impact our marketing expenditure and therefore ability to generate revenues.

Significant changes in costs or material disruptions to our service providers could negatively impact our ability to sell or achieve profitability

We will largely be working with Shopify and its partners for our e-commerce infrastructure. Any significant changes in costs or material disruptions in service would greatly impact our ability to sell our products or to achieve profitability.

We face significant competition in the wellness industry

There is significant competitor risk in this industry. Barriers to entry are low there is minimal regulation that governs the space and new entrants every week. This may impact on our ability to grow our business as it may impact sales of our existing products or the acquisition or introduction of new products with companies better funded than ours.

We may not be able to conclude acquisitions due to market conditions relating to lack of adequate capital

If the large consumer packaged goods businesses or investment funds make substantial investments in the market sector in which we will operate it could push up asset prices making acquisitions harder to complete and more expensive for us.

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We may face increased competition from smaller companies in our industry which could impact our business

Increased competition from smaller companies in our market space could also impact our business. This competition could drive up customer acquisition costs, reduce customer loyalty, and push up supply prices. Further, should these competitors experience health or safety issues, that could also impact the reputation of the overall market segment and thus impact our operations.

New entrants may have better products or more effective marketing than us for similar products which could impact sales of existing products and businesses we may have acquired

The growth in the wellness market is subject to consumer sentiment

There is significant growth in the wellness market at the moment, especially emerging from the COVID pandemic. However if consumer sentiment changes and people revert back from a heathy lifestyle focus then it could cause the market to decline (or grow at a slower rate than forecast) and some businesses will fail.

We may be unable to compete effectively in our markets, which are highly competitive.

The markets for natural supplements are large, fragmented and highly competitive, with few barriers to entry. Even using a direct to consumer model, we face competition from other businesses on the basis of price, selection, quality, customer service, convenience, shopping experience, ease of ordering and delivery or any combination of these or other factors. To the extent our competitors lower their prices, our ability to maintain sales levels and operating margins may be negatively impacted. Many of our competitors are larger, more established and have greater financial, marketing and other resources than we do, and may be able to adapt to changes in consumer preferences more quickly, devote greater resources to the marketing and sale of their products, or generate greater brand recognition. An inability to compete effectively may prevent us from obtaining sufficient market share to our competitors and could have a material adverse effect on our business, financial condition and results of operations.

An inability to obtain profitable operating margins could adversely affect our results of operations.

We intend to initially focus on expansion of our recently acquired opearting business, NOEO, and its product line. We will need to develop operating parameters to ensure our product expansion provides profitable margins by leveraging efficiencies of scale, operating cost discipline, negotiating suitable contract terms with contract manufacturers and working to secure ingredients at acceptable costs. If we are unable to successfully manage the potential difficulties associated with growth, we may not be able to capture the efficiencies of scale that we expect from expansion and we may not be able to achieve our goals with respect to operating margins. As a result, our operating margins may not provide the expected profitability which could have a material adverse effect on our business, financial condition and results of operations and adversely affect the price of our common stock.

COVID 19 or another pandemic could greatly impact our business

While we believe we are emerging from the restrictions of COVID 19, there can be no assurance that we will not be impacted by a resurgence of this virus or another pandemic. Any such events could place substantive restrictions and impact on the industry. We could face closing of borders, restricting of supply chains, closing of shops and reductions in sales.

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The efficacy of our ingredients may be limited

Many of the ingredients used in supplements haven’t undergone significant clinical or laboratory testing like pharmaceutical drugs do and therefore there are some risks that they may not have the efficacy or the impact that the general wisdom or science suggests they might. This is a risk for the entire market or for individual products.

Related to this there is often “fads” where some products are popular for short periods of time based on celebrity marketing which may increase their profile and popularity. Investing in fads carries significant risks that you may buy at peak valuations and then the valuation may decline over time as the fad becomes unpopular or a new fad captures consumer interest.

Supply chain disruptions could impact our business

If there are shortages of supply, delay in supply chains or increases in supply costs then all of these could mean the acquired businesses in our portfolio run out of stock which could impact revenue, profitability or both

Our inability to accurately forecast demand for our products could impact our profitability

Our business will be dependent on maintaining in-stock products for distribution. Should we fail to accurately forecast demand for our products resulting in over or under stocking of products we could impact on our revenues due to product wastage, missed sales due to our inability to deliver product timely, and the limitation placed on our available working capital due to overstocking of products.

Errors or defects in manufacturing or packaging could impact our business

Our products will be manufactured from raw ingredients in to powders and capsules. Errors or defects in our manufacturing or packaging operations could our product efficacy, our reputation and possibly consumer’s health.

These sorts of errors could also result in litigation from our consumers

Logistics issues may impact our business

Our products will are distributed either direct to consumers homes or to resellers of the products. Issues with the logistics or fulfillment industry or vulnerable packaging and materials could result in significant delays, returns or refund costs that would negatively impact profitability and our reputation in the marketplace in which we operate.

Our failure to meet terms of any supply contracts with retailers will negatively impact our business

While we do not currently have any contracts with retailers, we intend to expand our business to include retailers of our products. In dealing with retailers there will be supply contracts that will have service and supply and quality requirements. These will likely incur penalties should we fail to meet these requirements that could impact profitability and future revenue with these retailers.

Should we fail to ensure that our information on our products is compliant we may face a loss of business, regulatory sanctions or investigations and litigation

Products, websites and marketing materials will require compliant wording around ingredients and claims. Failure to be compliant or misleading images and words may result in litigation, reputation impact, lost sales or regulatory investigation

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We believe we have material gaps in our Executive team and should we be unable to fill these positions our internal controls may not be adequate.

We are working to engage additional members to join our Executive team, must notably we do not have a qualified Chief Financial Officer and we are looking to engage inhouse legal counsel. particularly with public market or transactional experience. This lack of personnel puts additional pressure on existing management to undertake these functions and it potentially could result in inadequate internal controls and proper governance of the company and operations until these gaps are filled.

We may not raise sufficient capital to undertake our planned operations and thus we are at risk of being unable to maintain the continuity of our planned business

Our business plan requires completion of the financing undertaken to raise $10,000,000 by way of the sale of our Seed Preferred Stock and we will require further equity financing in 2022 and 2023 to sustain operations until we have acquired operating companies and grown their operations to a significant enough scale that we can be viable as a standalone business. Volatility in the macroeconomic and geopolitical environment could negatively impact our ability to raise further equity financing which would put pressure on our operations, existing businesses, shareholders and ultimately cause further dilution or cash flow issues that may mean we cannot maintain continuity of our business operations

Our management is domiciled in the United State and Europe which may present some limited risk to operations

Our management team is spread out geographically across the US and Europe and so any further restrictions in travel due to a pandemic may present some limited risk to our ability to operate, build a team culture and effectively operate our business.

Risks Relating to the Regulatory Environment

Regulation, classification, and proof of efficacy of our ingredients is subject to limited review by regulatory agencies placing a larger burden on the manufacturer and distributor to ensure purity of products and product safety for consumers

Our core ingredients including the Shiitake, Maitake, Chaga and Reishi mushroom are generally regulated as food and/or dietary health supplements, and therefore are subject to limited review by regulatory agencies prior to marketing and distributing. As a result, presently our manufacturers and distributors face an increased burden of responsibility, along with the Company, to ensure safe and effective end products. The lack of regulatory review and potential for inconsistent regulation may create additional costs if the Company’s operations or manufacturing processes undertaken by our contract manufacturers are found to be inadequate to ensure products meet the expected standard of good manufacturing processes (GMP), and the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company’s operations or asset seizures, any of which could adversely affect the Company’s business and financial results.

Legislative and regulatory uncertainties, along with difficulties concerning potential enforcement activities by European Union, Canadian and U.S. federal, state and local governments (or discretion exercised thereby), also represent significant risks to the Company’s business activities.

Possible risks include, but are not limited to:

•	positions asserted by regulatory agencies surrounding ingredients, claims and advertising methods;
•	uncertainty surrounding the characterization of adaptogens in markets where we sell our wellness products;
•

enforcement activities by state and/or local law enforcement and regulatory authorities under the auspice of individual state or federal law, regardless of any potential conflict thereby with federal law.

 If the Company’s operations are found to be in violation of any of such laws or any other governmental regulations, or if applicable laws or regulations change or the enforcement of applicable laws or regulations changes, the Company may be subject to penalties, including, without limitation, civil and criminal penalties, damages, fines, the curtailment or restructuring of the Company’s operations or asset seizures, any of which could adversely affect the Company’s business and financial results.

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The Company’s products may be subject to numerous and diverse regulatory requirements which may restrict the Company’s ability to sell its product, and regulatory compliance costs may affect the Company’s business and financial results.

The production, labeling, distribution and advertising of the Company’s products are regulated by various regulatory agencies in Germany and Europe and various federal, state/provincial and local agencies in the US and Canada. These governmental authorities may commence regulatory or legal proceedings, which could restrict the permissible scope of the Company’s product claims or the ability to sell its products in the future. As the regulations of wellness products continue to be evolving as governments undertake more stringent review of the functionality of certain ingredients and applicable claims, we may not be able to ensure our products remain in compliance with potential jurisdictional regulations and compliance. We rely heavily on our manufacturing partners to ensure all products and packaging are complaint with all local and national regulatory requirements. Failure to comply with regulatory requirements may result in, among other things, injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions.

Compliance with changes in legal, regulatory and industry standards may adversely affect the Company’s business.

The formulation, manufacturing, packaging, labelling, handling, distribution, importation, exportation, licensing, advertising, sale and storage of the Company’s products are affected by governmental regulations, administrative determinations, court decisions and similar constraints. Such laws, regulations and other constraints may exist at the federal, state, provincial or local levels. There is currently no uniform regulation applicable to natural health products worldwide. There can be no assurance that the Company is in compliance with all of these laws, regulations and other constraints, and changes to such laws, regulations and other constraints may have a material adverse effect on the Company’s operations

Selling into international markets diverts management attention and requires financial resources that could be spent elsewhere and poses increased costs due to numerous banking, compliance, financial, legal, market, and reputational issues.

The Company’s plans to expand sales to existing markets and new international markets requires management attention and financial resources that would otherwise be spent on other parts of its business. The Company’s international sales could expose it to risks and expenses inherent in operating or selling products in foreign jurisdictions, and developing and emerging markets in particular where the risks may be heightened. These risks and expenses include:

•	adverse currency exchange rate fluctuations;
•

risks associated with complying with laws and regulations in the countries in which the Company’s products are sold, such as requirements to apply for and obtain licenses, permits or other approvals for the Company’s products, and the delays associated with obtaining such licenses, permits or other approvals;

•	the costs of adapting products for sale in foreign countries, including changes to formulations, formats, labelling or packaging;
•	multiple, changing, and often inconsistent enforcement of laws, rules and regulations, including regulations and standards relating to consumer health products;
•

risks associated with the reliance on the Company’s international distributors, including the possible failure of its international distributors to appropriately understand, represent and effectively market and sell the Company’s products;

•	damage to the Company’s reputation or brand if counterfeit versions of the Company’s products are introduced into its international markets;
•

the imposition of additional foreign governmental controls or regulations, new or enhanced trade restrictions or non-tariff barriers to trade, or restrictions on the activities of foreign agents, representatives, employees and distributors;

•	increases in taxes, tariffs, customs and duties, or costs associated with compliance with import and export licensing and other compliance requirements;
•	downward pricing pressure on the Company’s products in international markets, due to competitive factors or otherwise;
•	political, social or economic unrest or instability
•	greater risk on credit terms, longer payment cycles and difficulties in enforcing agreements and collecting receivables through certain foreign legal systems;
• •

difficulties in enforcing or defending intellectual property rights; and

the effect of disruptions caused by severe weather, natural disasters, outbreak of disease or other events that make travel to a particular region less attractive or more difficult.

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The Company’s international efforts may not produce desired levels of sales. Furthermore, its experience with selling products in its current international markets may not be relevant or may not necessarily translate into favorable results if the Company sells in other international markets. If and when the Company enters into new markets in the future, it may experience different competitive conditions, less familiarity with the Company’s brands and/or different consumer tastes and discretionary spending patterns. As a result, the Company may be less successful than expected in expanding its sales in its current and targeted international markets. Sales into new international markets may take longer to ramp up and reach expected sales and profit levels, or may never do so, thereby affecting its overall growth and profitability. To build brand awareness in new markets, the Company may need to make greater investments in advertising and promotional activity than originally planned, which could negatively impact the profitability of its sales in those markets. These, or one or more of the factors listed above, may harm the Company’s business, results of operations or financial condition. Any material decrease in the Company’s international sales or profitability could also adversely impact the Company’s business, results of operations or financial condition.

Additionally, the Company may expand its product offerings and/or expand into new international markets, each of which will require management attention and financial resources that would otherwise be spent on other parts of its business. Such expansion would expose the Company to risks and expenses inherent in selling new products and offering products in new foreign jurisdictions, which could increase the Company’s operational, regulatory, compliance, reputational and foreign exchange rate risks. The failure of the Company’s operating infrastructure to support such expansion could result in operational failures and regulatory fines or sanctions. Future product, market or international expansion could require the Company to incur a number of up-front expenses, including those associated with obtaining regulatory clearance or approvals, as well as additional ongoing expenses, including those associated with infrastructure, staff and regulatory compliance. Any expansion efforts will be subject to various laws, regulations and guidelines that are subject to change over time, and result in increased costs and risk associated with regulatory compliance. In addition, product and market expansion could impact the Company’s current product offerings, brand, and reputation, any of which could have a material adverse effect on the Company’s business, financial condition and results of operations.

Risks Relating to Our Common Shares

The Company has a history of losses and may continue to incur losses in the future.

The Company has incurred both operating and net losses in each of its last fiscal years, has incurred losses through the first half of the current fiscal year, and may continue to incur losses in the future as it continues to build its brand and invest in its products. This lack of profitability limits the resources available to the Company to fund its operations and to invest in new products and services and otherwise improve its business operations. The Company cannot assure you that it will be able to operate profitably or generate positive cash flows. If the Company cannot achieve profitability, it may be forced to cease operations and you may suffer a total loss of your investment.

The Company anticipates requiring substantial additional financing to operate its business and it may face difficulties acquiring additional financing on terms acceptable to the Company or at all.

Given its lack of profitability, the Company expects to require substantial additional capital in the near future to effect its growth plan and to operate its business. The Company may not be able to obtain additional financing on terms acceptable to it, or at all. If the Company fail to raise additional capital, as needed, its ability to implement its business model and strategy could be compromised.

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Even if the Company obtains financing for its near-term operations, it expects that it will require additional capital thereafter. The capital needs of the Company will depend on numerous factors including: (i) profitability; (ii) the release of competitive products by competitors; (iii) the level of investment in R&D; and (iv) the amount of the Company’s capital expenditures, including acquisitions. There can be no assurance that the Company will be able to obtain capital in the future to meet its needs.

The Company has discretion in the use of proceeds from its securities issuances.

Generally, when the Company issues securities, management of the Company will have broad discretion with respect to the application of net proceeds received by the Company from the sale of the securities and may spend such proceeds in ways that do not improve the Company’s results of operations or enhance the value of the securities issued and outstanding from time to time. Any failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on the Company’s business or cause the price of the securities of the Company issued and outstanding from time to time to decline.

There is a limited market for the Company’s Common Shares

Our Common Shares are currently quoted on OTC Markets under the trading symbol “THCC”. There can be no assurance that an active and liquid market for the Common Shares will be maintained and an investor may find it difficult to resell any securities of the Company.

The market price of the Company’s Common Shares may be volatile.

The market price of the Common Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond the Company’s control. This volatility may affect the ability of holders of the Common Shares to sell their securities at an advantageous price. Such volatility could be subject to significant fluctuations in response to numerous factors including:

•	the public’s reaction to the Company’s press releases, announcements and filings with regulatory authorities and those of its competitors;
•	fluctuations in broader stock market prices and volumes or adverse changes in general market conditions or economic trends or as a result of the COVID-19 pandemic and/or social unrest generally;
•	changes in market valuations of similar companies;
•	investor perception of the Company, its prospects or the industry in general;
• •	additions or departures of key personnel; Commencement of or involvement in litigation;
•	changes in the regulatory landscape applicable to the Company, the dietary supplement and/or the hemp industry;
•

media reports, publications or public statements relating to, or public perceptions of, the regulatory landscape applicable to the Company, the dietary supplement and/or the hemp industry, whether correct or not;

•

announcements by the Company or its competitors of strategic alliances, significant contracts, new technologies, acquisitions, dispositions, commercial relationships, joint ventures or capital commitments;

•	variations in the Company’s quarterly results of operations or cash flows or those of other comparable companies;
•	revenues and operating results failing to meet the expectations of securities analysts or investors in a particular quarter;
•	downward revision in securities analysts’ estimates;
•	changes in the Company’s pricing policies or the pricing policies of its competitors;
•	future issuances and sales of Common Shares or other securities of the Company, including as a result of the conversion of Seed Preferred Shares and sale of Common Shares issuable thereafter;
•	sales of Common Shares by insiders of the Company;
•	third party disclosure of significant short positions;
•	demand for and trading volume of Common Shares of the Company;
•	short-term fluctuation in share price caused by changes in general conditions in the domestic and worldwide economies or financial markets;
• •

consequences of government action in response to COVID-19;

changes in global financial markets and global economics and general market conditions, such as interest rates and product price volatility, and including those caused by COVID-19

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The realization of any of these risks and other factors beyond the Company’s control could cause the market price of the Common Shares to decline significantly.

In addition, broad market, societal and industry factors may harm the market price of the Common Shares of the Company. Hence, the price of the Common Shares could fluctuate based upon factors that have little or nothing to do with the Company, and these fluctuations could materially reduce the price of the Common Shares regardless of the Company’s operating performance. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Company’s operations could be adversely impacted, and the trading price of the Common Shares of the Company may be materially adversely affected.

In the past, following a significant decline in the market price of a company’s securities, there have been instances of securities class action litigation having been instituted against that company. If the Company were involved in any similar litigation, it could incur substantial costs, management’s attention and resources could be diverted and it could harm the Company’s business, operating results and financial condition.

The Company does not intend to pay dividends on its Common Shares and, consequently, the ability of investors to achieve a return on their investment will depend entirely on appreciation in the price of the Company’s Common Shares.

The Company does not anticipate paying cash dividends on the Common Shares in the foreseeable future. The Company currently intends to retain all future earnings to fund the development and growth of its business. Any payment of future dividends will be at the discretion of the directors and will depend on, among other things, the Company’s earnings, financial condition, capital requirements, level of indebtedness, statutory and contractual restrictions applying to the payment of dividends, and other considerations that the directors deem relevant. Investors must rely on sales of their Common Shares after price appreciation, which may never occur, as the only way to realize a return on their investment.

The Company is a holding company and its earnings depend on the earnings and distributions of its subsidiaries.

The Company does not have any significant assets and will conducts substantially all of its business through its current subsidiary and any newly acquired subsidiaries, which will generate all or substantially all of the Company’s revenues. The ability of the Company’s current and acquired subsidiaries to distribute funds to the Company will depend on their operating results, tax considerations (both domestic and foreign) and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by these subsidiaries and contractual restrictions contained in the instruments governing their debt, existing or if incurred. In the event of a bankruptcy, liquidation or reorganization of the Company’s subsidiary, or any other future subsidiary, holders of indebtedness and trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to the Company.

Future sales of Common Shares by Shareholders, directors or officers could create volatility in the Company’s share price.

Subject to compliance with applicable securities laws and the terms of any applicable lock-up arrangements, the Company’s officers, directors, promoters and their affiliates may sell some or all of their Common Shares in the future. No prediction can be made as to the effect, if any, such future sales of Common Shares will have on the market price of the Common Shares prevailing from time to time. However, the future sale of a substantial number of Common Shares by the Company’s officers and directors, promoters and their affiliates, or the perception that such sales could occur, could materially adversely affect prevailing market prices for the Common Shares of the Company.

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Certain outstanding Common Shares of the Company are, subject to applicable securities laws, generally immediately available for resale in the public markets. Additional Common Shares issuable upon the exercise of stock options may also become available for sale in the public market, which may also cause the market price of the Common Shares to fall. Accordingly, if substantial amounts of Common Shares are sold in the public market, the market price could fall.

A small number of Shareholders may exercise significant influence on matters submitted to Shareholders for approval.

The Company has a small number of Shareholders who own, in the aggregate, approximately 77% equity interest in the Company. As a result, although such Shareholder may not have an agreement to act in concert, such Shareholders have the ability to exercise significant influence over matters submitted to Shareholders for approval, whether subject to approval by a majority of the Shareholders or special resolution.

The Company may issue additional shares and additional issuances could dilute a Shareholder’s holdings.

The Company may issue additional Common Shares in the future which may dilute a Shareholder’s holdings in the Company. The Articles permit the issuance of 290,000,000 Common Shares and 10,000,000 Preferred Shares, and Shareholders have no pre-emptive rights in connection with any further issuances. The directors of the Company have the discretion to determine the provisions attaching to the Common Shares and the price and the terms of issue of further Common Shares and Preferred Shares.

Additional equity financing, including pursuant to an at-the-market offering, may be dilutive to Shareholders and could contain rights and preferences superior to those of the Common Shares. Debt financing may involve restrictions on the Company’s financing and operating activities. Debt financing may be convertible into other securities of the Company which may result in immediate or resulting dilution. In either case, additional financing may not be available to the Company on acceptable terms or at all. If the Company is unable to raise additional funds as needed, the scope of its operations or growth may be reduced and, as a result, the Company may be unable to fulfil its long-term goals. In this case, investors may lose all or part of their investment. Any default under such debt instruments could have a material adverse effect on the Company, its business, or the results of operations.

Purchasers of the Company’s Common Shares may experience immediate and substantial dilution of their investment.

The offering price of Common Shares may significantly exceed the net tangible book value per share of the Common Shares. Accordingly, a purchaser of Common Shares may incur immediate and substantial dilution of his, her or its investment. If outstanding options and warrants to purchase Common Shares are exercised or securities convertible into Common Shares are converted, additional dilution will occur. The Company may sell additional Common Shares or other securities that are convertible or exchangeable into Common Shares in future offerings or may issue additional Common Shares or other securities to finance future acquisitions.

The Company cannot predict the size or nature of future sales or issuances of securities or the effect, if any, that such future sales and issuances will have on the market price of the Common Shares. Sales or issuances of substantial numbers of Common Shares or other securities that are convertible or exchangeable into Common Shares, or the perception that such sales or issuances could occur, may adversely affect prevailing market prices of the Common Shares. With any additional sale or issuance of Common Shares or other securities that are convertible or exchangeable into Common Shares, investors will suffer dilution to their voting power and economic interest in the Company. Furthermore, to the extent holders of the Company’s stock options or other convertible securities convert or exercise their securities and sell the Common Shares they receive, the trading price of the Common Shares may decrease due to the additional amount of Common Shares available in the market.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common shares.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are an emerging health and wellness company that has identified the need for a change to healthcare, where conventional medicine and alternative healing can both be drawn on to provide a world of integrated healing encompassing conventional medicine and alternative medicine.

Our intent is to build a community of integrated healing brands by identifying and acquiring early stage, high potential brands within selected wellness categories. Our plan is to build individual market impact through enhanced branding, a credible narrative, social conversation and improved accessibility by positioning all portfolio brands with a larger “healing community” of brands thus building exponential market impact.

The Company does not have any significant assets and will conduct substantially all of its business through its current subsidiary and any newly acquired subsidiaries, which will generate all or substantially all of the Company’s revenues.

Recent Developments

We have acquired 100% of the shares of NOEO GmbH, our first acquisition in the sector in which we intend to operate.

Results of Operations

Comparison of Year Ended June 30, 2021 to Year Ended June 30, 2020

The following summary of our results of operations should be read in conjunction with our audited financial statements for the years ended June 30, 2021 and 2020 as filed with our Form 10-K on October 14, 2021.

Our operating results for the years ended June 30, 2021 and 2020 are summarized as follows:

	Year Ended June 30, 2021	Year Ended June 30, 2020	Change Between Year Ended June 30, 2020 and Year Ended June 30, 2021
Revenue	$-	$-	$-
Total operating expenses	$113,347	$26,511	$86,836
Net loss	$(113,347)	$(26,511)	$(86,836)

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Revenue

We had no revenues in the years ended June 30, 2021 and 2020.

Operating Expenses

Total operating expenses increased for the year ended June 30, 2021 to $113,347 from $26,511 for the year ended June 30, 2020. This was primarily due to an increase in professional and filing fees .

Cash Requirements as at June 30, 2021

Based on our planned expenditures, we will require approximately $200,000 over the next 12 months. In order to provide funds, we plan to pursue additional equity financing from private investors or possibly a registered public offering. We do not currently have any definitive arrangements in place for the completion of any further private placement financings and there is no assurance that we will be successful in completing any further private placement financings. If we are unable to achieve the necessary additional financing, then we plan to reduce the amounts that we spend on our business activities and administrative expenses in order to be within the amount of capital resources that are available to us.

We have not investigated the availability of commercial loans or other debt financing to supplement or meet our cash requirements. In the uncertain event that any such debt financing alternatives were available to us on acceptable terms, they would increase our liabilities and future cash commitments

Liquidity and Financial Condition

Working Capital

	At June 30, 2021	At June 30, 2020
Current assets	$-	$1,347
Current liabilities	$282,725	$170,725
Working capital (deficit)	$(282,725)	$(169,378)

Liquidity and Capital Resources

Cash Flows

	Year Ended June 30, 2021	Year Ended June 30, 2020
Cash flows used in operating activities	$(1,347)	$(20,836)
Investing Activities	$-	$-
Cash flows provided by financing activities	$-	$22,183
Net (decrease) in cash during year	$(1,347)	$1,347

Operating Activities

Net cash used in operating activities was $47,557 for our year ended June 30, 2021 compared with cash used in operating activities of $20,836 in the same period 2020. The increase of $26,721 is primarily attributed to an increase in accounts payable and accrued expenses.

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Investing Activities

The Company did not have any investing activities for the years ended June 30, 2021 or 2020.

Financing Activities

Net cash provided by financing activities was $46,210 for our year ended June 30, 2021 compared to $22,183 in the same period in 2020. The change was primarily attributable to advances from related parties.

Results of Operations

Comparison of Six Months Ended December 31, 2021 to Six Months Ended December 31 2020

General Overview

We were incorporated as Lake Forest Minerals Inc. in the State of Nevada on June 23, 2008.

During April 2021, our board of directors and major shareholder approved a name change of our company from Lake Forest Minerals Inc. to The Healing Company Inc. Concurrently, the board of directors and majority shareholder approved a resolution to effect a forward stock split of our authorized and issued and outstanding shares of common stock on a four (4) new shares for one (1) share held. Certificate of Amendment to effect the forward split and the change of name was filed with the Nevada Secretary of State on April 29, 2021. The name change and forward split were reviewed and approved by the Financial Industry Regulatory Authority (FINRA) with an effective date of June 2, 2021 at which time our authorized capital increased to 300,000,000 shares of common stock and our issued and outstanding shares of common stock increased from 11,000,000 to 44,000,000 shares of common stock, all with a par value of $0.001.

On October 7, 2021, our board of directors and major shareholder approved the adoption of our Amended and Restated Articles of Incorporation, which replaced our prior articles of incorporation in their entirety. Among other things, the Amended and Restated Articles of Incorporation authorize us to issue is 300,000,000 shares of stock, consisting of (a) 290,000,000 shares of common stock, $0.001 par value per share and (b) 10,000,000 shares of preferred stock, $0.001 par value per share, of which we designated 5,000,000 Seed Preferred Shares as a first series of such preferred stock. A Certificate of Amendment was filed with the Nevada Secretary of State on October 7, 2021.

During October 2021, we entered into share purchase agreements and share restriction agreements with investors and issued a first tranche of our Seed Preferred Shares, $0.001 par value per share (the “Seed Preferred Shares”), in a private placement, whereby the Company will sell a total of 5,000,000 shares of Seed Preferred Shares at $2.00 per share to raise $10,000,000 (the “Seed Preferred Offering”). As of December 31, 2021, the Company had issued a total of 325,000 Seed Preferred Shares under the Seed Preferred Offering. As of the date of this filing, the Seed Preferred Offering is fully subscribed, and the Company expects to close the Offering during the quarter ending March 31, 2022.

During the period covered by this report, the Company, in cooperation with its major shareholder, the Company determined to redefine its acquisition objectives to establish a platform of companies that source, harvest, and utilize the most natural compounds for holistic nutrition from around the world. Management determined to pursue these opportunities in the wellness sector based on their evaluation of a heightened and growing awareness and interest in wellness which management further believes has been stimulated by a values reset during the pandemic.

In doing so, the Company intends to offer the best natural remedies to connect humans with nature and prevent and heal lifestyle diseases on a broad scale. In that regard, management has identified various targets which are currently undergoing due diligence review. To that end, during the most recently completed fiscal period ended December 31, 2021, the Company has identified candidates for senior management and board positions that complement the Company’s entry into this section.

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Plan of Operations

We are an emerging health and wellness company that has identified the need for a change to healthcare, where conventional medicine and alternative healing can both be drawn on to provide a world of integrated healing encompassing conventional medicine and alternative medicine.

Our intent is to build a community of integrated healing brands by identifying and acquiring early stage, high potential brands within selected wellness categories. Our plan is to build individual market impact through enhanced branding, a credible narrative, social conversation and improved accessibility by positioning all portfolio brands with a larger “healing community” of brands thus building exponential market impact.

In order to attain these goals during the period covered by this report, management entered into various contracts with employees and consultants all of whom have experience in marketing, wellness and health fields. Further information on the new management retained can be found in this report under Other Information.

Six months ended December 31, 2021 and 2020

We had a net loss of $1,079,658 for the six month period ended December 31, 2021, as compared to a loss for the period ended December 31, 2020, of $8,023. The substantial increase in our current period loss is due to an increase in operational expenses of $1,071,635, including an increase in general and administrative expenses of $30,681, professional and consulting fees of $886,574 and management fees of $154,380. These increased costs were a result of the Company’s decision to change its business direction and move to retain additional management and operational staff as well as legal and accounting staff to support its planned growth in the health and wellness sector.

Six Months ended December 31, 2021, and 2020

	Six Months Ended		Change between the six month periods ended December 31,
	December 31, 2021	December 31, 2020	2021, and 2020
General and Administrative	$33,876	$3,195	$30,681
Professional and Consulting Fees	891,402	4,828	886,574
Management Fees	154,380	-	154,380

Net loss	$(1,079,658)	$(8,023)	$1,071,635

Statements of Cash Flows

December 31 2021 and 2020

The following table summarizes our cash flows for the period presented:

	December 31, 2021	December 31, 2020
Net cash provided by (used in) operating activities	$41,260	$(14,378)
Net cash provided by financing activities	1,073,805	14,980
Increase in cash	1,115,065	602
Cash end of period	$1,115,605	$1,949

Cash Used in Operating Activities

Net Cash provided by operating activities for the six months ended December 31, 2021 was $41,260 as compared to $14,378 of cash used by operating activities in the six months ended December 31, 2020.

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Changes in operating activities in the six months ended December 31, 2021, include an increase in accounts payable and accrued expenses of $55,918, an increase to related party payables of 65,000 and a subscription payable of $1,000,000 resulting from unissued shares relating to private placement subscription funds received by the Company during the period, offset by our net loss of $1,079,658 for total cash provided from operating activities of $41,260. Changes in operating activities in the six months ended December 31, 2020, included a decrease in accounts payable and accrued expenses of $6,355 combined with a net loss of $8,023 for total cash used in operating activities of $14,378.

Cash Provided by Financing Activities

During the six months ended December 31, 2021, financing activities provided net cash of $1,073,805, which was comprised of proceeds from private placement share subscriptions of $650,000 and proceeds from related party advances of $423,805.

During the six months ended December 31, 2020, financing activities provided cash of $14,980 from proceeds from sale of shares.

Liquidity and Capital Resources

Our balance sheet as of December 31, 2021, reflects current assets of $1,115,065, consisting solely of cash on hand. We had a working capital deficit of $712,382 (June 30, 2021 - $282,725) and have reported accumulated losses to date of $1,406,383. We have unfunded subscriptions totaling $8,350,000 and expect to receive those funds in the quarter ended March 31, 2022. We believe that upon receipt of the subscription proceeds we will have sufficient working capital to enable us to carry out our stated plan of operation for the next twelve months.

The Company has been a shell with no operations until the quarter ended September 30, 2021, when management determined to pursue business opportunities in the health and wellness sector and commenced operations by retaining qualified additional management to assist in identifying potential acquisitions. We are currently in the start-up phase and have not generated any revenues from operations to date. There can be no assurance that we will be able to identify and acquire revenue generating operations to fulfil our planned business objectives. In January 2021, the Company underwent a change in control with the sale of the majority shareholdings by our then current CEO and the resignation and appointment of the sole officer and director. With the change in control management and the majority shareholder determined to enter into the health and wellness sector and commenced the search for qualified officers, directors and management to guide the proposed growth of the Company. Operating capital was advanced by related party and third-party stockholders for operations which allowed the Company to effect certain changes to its authorized capital effecting a forward split of the then issued and outstanding shares of the Company and designating a series of Seed Preferred Stock. The Company undertook an offering of its Seed Preferred Stock to raise a total of $10,000,000 at a price of $2.00 per share. As of December 31, 2021, the Company was fully subscribed under the Seed Preferred offering and had received subscription funds totaling $1,650,000, upon receipt of which we have issued 325,000 Seed Preferred shares and recorded a Subscription payable for the remaining $1,000,000 pending issuance of the underlying preferred stock. The Company expects to collect the remaining $8,350,000 in subscriptions in the upcoming quarter ended March 31, 2022.

During the period covered by this report the Company entered into various consulting and employment agreements with management, consultants, advisory board members and intended individuals who would join the Company’s Board of Directors. Subsequent to the period covered by this report, the current CEO, President and Director, Lee Larson Elmore resigned those positions and continued to serve as Secretary and Treasurer of the Company and Mr. Simon Belsham was appointed as CEO, President and Director. Further the Company appointed three new members to the Board of Directors in January 2022. All of the new appointees have experience that will assist the Company in achieving its proposed business objectives. The issuance of additional securities may result in significant dilution in the equity interests of our current stockholders. The Company is currently reviewing a number of potential business acquisitions and expects to enter into acquisition agreements prior to the fiscal year ending June 30, 2022. There can be no assurance that the Company will be successful in concluding any proposed acquisitions. There is no assurance that the funds still due under the accepted subscription agreements will be received or that we will be able to obtain further funds required for our proposed operations or that additional financing will be available for use when needed or, if available, that it can be obtained on commercially reasonable terms.

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COVID-19 Pandemic

While it appears the COVID-19 pandemic is subsiding, the impact of COVID-19 could continue to have an adverse impact on the Company going forward. COVID-19 has caused significant disruptions to the global financial markets, which may severely impact the Company’s ability to raise additional capital and to pursue certain acquisitions. The full impact of the COVID-19 outbreak continues to evolve as of the date of this report and is highly uncertain and subject to change. The Company is not able to estimate the potential effects of the COVID-19 outbreak on its operations or financial condition for the next 12 months. There are no assurances that the Company will be able to meet its obligations, raise funds or conclude the acquisition of identified businesses.

Going Concern

These unaudited condensed financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has cash on hand of $1,115,065 and current liabilities of $1,827,448, including the liability of $1,000,000 in relation to certain subscribed for, but unissued shares. Further, the Company has entered into subscription agreements for an additional $8,350,000 which funds it intends to collect during the quarter ended March 31, 2022. The Company has commenced limited operations and is conducting due diligence procedures on various potential acquisition targets. Management believes the Company will have sufficient funds to continue operations within one year of the issuance date of this filing, however, there can be no assurance that the Company will receive the additional $8,350,000 in subscription funds or that the Company will be able to raise additional capital beyond the current cash on hand. Management’s plans include seeking additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives. The continuation of the Company as a going concern is also dependent upon the ability to attain profitable operations from the Company’s future planned business operations. If the Company is unable to obtain adequate capital as needed, or conduct revenue generating operations, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

The financial statements reflect all adjustments consisting of normal recurring adjustments, which, in the opinion of management, are necessary for a fair presentation of the results for the periods shown. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Obligations under Material Contracts

On July 16, 2021, the Company entered into an agreement with Poonacha Machaiah, in relation to his proposed appointment to the Board of Directors of the Company. Under the terms of the agreement, retroactive to January 1, 2021, Mr. Machaiah is to receive an annual fee of $37,500 paid in equal monthly installments over 12 months and shall be granted the right to purchase $37,500 worth of the Company’s common stock based on an exercise price per share equal to the fair market value of the Common Stock of the Company at the time of such grant, pursuant to terms to be set forth in the Company’s Equity Incentive Plan. The Company is currently in the process of completing the establishment of an equity incentive plan.

On November 15, 2021, with an effective date of November 27, 2021, the Company entered into an employment agreement with Kelly Zuar. Under the terms of the agreement, Ms. Zuar with fill the position of executive business partner, reporting to the Company’s CEO. The agreement provides for an annual salary of $105,000 and a stock option for the purchase 100,000 shares of common stock in accordance with the terms of the Company’s stock incentive plan, once in place. The Company has not yet adopted a stock option plan under which to grant the aforementioned stock options.

On November 27, 2021, the Company entered into a two-year employment agreement with Simon Belsham whereby Mr. Belsham was engaged by the Company to provide certain management services and to accept the appointment of Chief Executive Officer, President and Director immediately upon the Board making such appointment. The agreement provides for annual compensation of $400,000 in year one and $500,000 per annum in year two, a $75,000 signing bonus (which amount was paid during the six months ended December 31, 2021) and for the first calendar year completed during Mr. Belsham’s employment an annual bonus, with a maximum pay-out opportunity of one hundred thousand dollars ($100,000). During the second calendar year completed the annual bonus has a maximum pay-out opportunity of two hundred thousand dollars ($200,000). Further, under the terms of the employment agreement, within forty-five days of execution, Mr. Belsham is to be issued a total 1,250,000 shares of restricted common stock, subject to a restricted stock award agreement. The shares underlying the stock award have yet to be issued.

Effective December 28, 2021, the Company entered into a two year Board Advisory Agreement with Deepak Chopra LLC for services to the Advisory Board of the Company. As consideration, Deepak Chopra LLC will receive $12,500 for each fiscal quarter and shall be granted a total of 200,000 non-statutory stock options with an exercise price set to the most recent Fair Market Value (FMV) at the time of the effective date of this agreement. Such options shall have a term of 10 years, with 25% of such Options to be fully vested as of (6) months from the Effective Date of this Agreement and the remainder vesting in three (3) equal installments every six (6) months thereafter until all Options have vested on the second anniversary of the Effective Date. At December 31, 2021 the Company has not yet adopted a stock option plan under which to grant the aforementioned stock options. Further under the agreement, the Company is to make an annual donation to The Chopra Foundation for Fifty Thousand Dollars ($50,000.00), with the first annual donation to be paid within thirty (30) days of the date of execution of the agreement.

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On January 1, 2022, the Company entered into an independent contractor agreement with KET Consulting LLC (“KET”) to provide various marketing services, brand and go-to-market strategy and other operational services at the direction of the Board and the CEO. The contract has an initial term of 18 months and is renewable by mutual consent for a further term. Compensation is $240,000 per annum commencing January 1, 2022, payable monthly in arrears. Further, under the agreement KET will be granted an option to purchase a total of 700,000 shares of the common stock of the Company to be granted under the Company’s Equity Incentive Plan, exercisable at $0.28 per share and vesting over a period of 48 months, with 25% to vest on January 1, 2023 and the remaining options shall vest monthly.

On January 2, 2022, the Company entered into a 24 month services agreement with Flight Story Limited (“FSL”), whereby FSL will provide various services. Under the terms of the agreement, FST will be paid fees based on projects totaling $180,000 per annum and will receive 675,000 stock options, exercisable at $0.28 per share upon execution of the contract with a further 1,500,000 stock options at $2.00 per share which shall vest, 25% upon completion of an up-round capital raise in 2022, 25% on share prices sustaining an average market capitalization above $200 million for 30 days, 25% on the Company being listed on NASDAQ and the final 25% upon share prices sustaining an average market capitalization above $400 million for 30 days The options will expire 5 years from an IPO being completed by the Company.

On February 2, 2022, the Company entered into a non-binding letter of intent to provide a Credit Facility Term Sheet with i80 Group (“Group”) whereby Group will provide credit facilities initially in an amount up to $75,000,000 with an option at Group’s discretion to provide a further $75,000,000 to a newly formed wholly-owned subsidiary to be incorporated by the Company. A definitive agreement has not yet been concluded.

On February 7, 2022, the Company entered into a letter agreement with R Agency to provide public relations services. Consideration for the services to be provided are $15,750 per month commencing at the date of execution of the letter agreement. The agreement will expire on July 16, 2022, unless terminated earlier upon 60 days written notice.

On February 16, 2022, the Company entered into a Board of Directors Services Agreement with Steven Bartlett with a January 1, 2022 start date, whereby Mr. Bartlett will receive an annual fee of $37,500 payable in 12 monthly installments in arrears and will be granted an option to purchase 125,000 shares of the Company’s common stock at the fair market value at the time of such grant.

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Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor the price change in travel industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introduction.

Critical Accounting Policies

The preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments which are based on historical experience and on various other factors that are believed to be reasonable under the circumstances. The results of their evaluation form the basis for making judgments about the carrying values of assets and liabilities. Actual results may differ from these estimates under different assumptions and circumstances. Our significant accounting policies are more fully discussed in Note 2 to our audited financial statements included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on October 14, 2021 and Note 2 to our interim unaudited financial statements included in our Quarterly Report on Form 10-Q filed on February 22, 2022.

Recent Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06 to simplify the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. The update also provides for expanded disclosure requirements to increase transparency. For SEC filers, excluding smaller reporting companies, this update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. For all other entities, this Update is effective for fiscal years beginning after December 15, 2023, including interim periods therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 10, 2022, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated. Information below is based on a total of 44,004,920 shares of Common Stock and 825,000 shares of Seed Preferred Stock, issued and outstanding.

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Name and Address of Beneficial Owner	Title of Class(1)	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Simon Belsham, CEO and Director 1101 Grand Street, Apt 302, Hoboken, NJ 07030	Common	Nil	Nil
Lee Larson Elmore, Chief Financial Officer, Treasurer and Secretary 15954 Jackson Credk Parkway B442, Monument Colorado 80132	N/A	Nil	Nil
Ananbel Oelmann, Director In Den Garte 13A D-35825, Huttenberg Germany	Common	7,990,000 shares held indirectly(2)	18.16%
Steven Bartlett, Director 131 Shoreditch High Street, 4th Floor, London E16Je England	Seed Preferred Shares	175,000 shares held directly	21.21%
Poonacha Machaiah, Director 7004 Tavistock Lake Blvd, #610, Orlando, Fl 21827	N/A	Nil	Nil
Directors and Officers as a group	Common	7,990,000	18.16%
	Seed Preferred Shares	175,000	21.21%
Greater than 5% holders
Astutia Venture Capital AG(3) HUSENSTR 17 CH-9442 BERNECK SWITZERLAND	Common	14,676,192 shares held directly	33.35%
Stanford Technologies 1 LLC(4) 22 EL PASEO SANTA BARBARA CA 93101-2230	Common	8,719,667 shares held directly	19.82%
Aegsam GmbH(5) TRACHENBERGRING 93 A BERLIN 12249-0001 GERMANY	Common	2,523,808 shares held directly	5.74%
Apeiron Investment Group Limited(6) BEATRICE at 66 & 67 AMERY ST., SLM1707 SLIEMA, MALTA	Seed Preferred Shares	500,000 shares held directly	60.60%
All 5%+ Shareholders	Common Shares	25,919,667	58.91%
	Seed Preferred Shares	500,000	60.60%
TOTAL	Common Shares	33,909,667	77.07%
	Seed Preferred Shares	675,000	81.81%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 10, 2022. As of March 10, 2022, there were 44,004,920 shares of our company’s common stock issued and outstanding and 675,000 shares of seed preferred stock. Shares of seed preferred stock have no voting rights and convert to common stock on a ratio of 1:1.

(2)	The shares are held indirectly by Trinity Holding GmbH, a company controlled by Anabel Oelmann.
(3)	The control person is Michael Tismer.
(4)	The control person is Demetri Argyyropoulos.
(5)	The control person is Taha Arefpoour.
(6)	The control person is Julian Hoefer.

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Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, as of the date of this report are as follows:

Name	Position Held with the Company	Age	Date First Elected or Appointed
Simon Belsham	President, Chief Executive Officer and Director	42	January 10, 2022
Lee Larson Elmore	Chief Financial Officer, Treasurer and Secretary	73	January 31, 2021(1)
Anabel Oelmann	Director	25	January 10, 2022
Steven Bartlett	Director	29	January 10, 2022
Poonacha Machaiah	Director	51	January 10, 2022

(1) Mr. Elmore was originally appointed as our sole officer and director on January 31, 2021. He resigned as President, Chief Executive Officer and Director on January 10, 2022.

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Effective January 10, 2022, Mr. Larson Elmore resigned as the President, Chief Executive Officer and director of the company. Mr. Elmore remains as the company’s Chief Financial Officer, Treasurer and Secretary. Having consented to act as an officer and director of the company, Simon Belsham was appointed to fill the ensuing vacancies. Mr. Elmore’s resignation was not the result of any disagreement with our company regarding our operations, policies, practices or otherwise.

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In addition, concurrently also appointed as members of the Board of Directors were Steven Bartlett, Poonacha Machaiah and Anabel Oelmann.

Simon Belsham, President, Chief Executive Officer and Director.

Simon’s career has been focused on unlocking the opportunities of consumer technology and retail amidst evolving consumer behaviors. Simon recently joined as CEO for The Healing Company, where he and the founding team have a vision to inspire and lead the way to a healthier world through the most effective alternative healing methods. This is following a 20+ year career as a general manager building and leading consumer tech businesses across the US, UK, Europe and Asia. He has been CEO and President of a variety of businesses from start-up (Ocado, Fetch.co.uk, Equinox Media, notonthehighstreet.com) to e-commerce divisions of the largest companies in the world (Jet.com / Walmart, Tesco.com). Most recently Simon served as President of Equinox Media in New York, where he helped start and lead the development of a pioneering digital fitness and wellness platform, Equinox+ and the SoulCycle at-home bike. Simon is passionate about mental and physical wellness, protecting nature, building community and sustainability. He has travelled and / or worked in more than 80 countries across all 7 continents and believes that business has an opportunity (and ultimately a responsibility) for enabling development of a fairer, more just and sustainable society. Simon holds an MA from the University of Cambridge, UK and an MBA from the Harvard Business School.

Lee Larson Elmore, Treasurer, Secretary and Chief Financial Officer

Mr. Elmore is a seasoned professional, with a proven track record for identifying companies with products and services with hidden potential, then building an effective business model around them. Throughout his career he has been instrumental in raising over $3 billion from professional and private investors for a variety of projects. He began his career in the Seminar and Education sector, working with prominent leaders including Zig Ziglar, Paul Harvey, Art Linkletter and other pioneers in media, management and marketing. Over the years he has been involved in property development, managing a personal portfolio over $100 million while working on large scale projects, consulting for RBC Mortgage Group, securing a $43 million dollar commitment for the construction of Home Depot’s 250,000 square foot National Headquarters in Atlanta, and a $2.4 billion casino resort project in Mississippi. He also founded a direct response telecommunications firm utilizing AT&T and MCI WorldCom billing systems to generate revenue. For the last 20 years Larson has focused on the formation of concept-centric ventures around emerging market sectors, renewable energy, pharmaceuticals and real estate. He is currently serving on several public boards. His broad-based knowledge of various disciplines, along with his high-level contacts in multiple industries facilitate his ability to organize the resources and high-quality leadership necessary to implement these strategies. He earned his BA degree from Johnson University in Knoxville, Tennessee, where he received its Outstanding Speaker Award and has completed coursework towards a Masters and PhD in Speech and Communications at Lincoln University, Indiana University, and Hebrew Union in Jerusalem.

Steven Bartlett, Director

Steven Bartlett is the 29-year-old Founder of the social media marketing agency Social Chain. From a bedroom in Manchester, this university drop-out built what would become one of the world’s most influential social media companies when he was just 21 years old, before taking his company public at 27 years old with a current market valuation of over $600M. Steven Bartlett is as a speaker, investor, author, content creator and the host of one of Europe’s biggest podcasts, ‘The Diary of a CEO’. In 2021 Steven released his debut book ‘Happy Sexy Millionaire’ which was a Sunday Times best seller.

Steven is particularly focused on inspiring a new generation of entrepreneurs and creators from a BAME background. Steven has invested in and joined the board of Huel, which is the UK’s fastest growing e-commerce company internationally. He’s also invested in, and taken a role as an advisor in atai life sciences - a biotech company working to cure mental health disorders. Other investments focus on blockchain technologies, biotech, space, Web 3 and social media. Recently, Steven has launched two new businesses, Flight Story & thirdweb. Flight Story is a company focused on building resilient retail investor communities around great public companies. thirdweb is a platform that makes it easy to build web3 applications. At just 29 years old, he is widely considered one of Europe’s most talented and accomplished young entrepreneurs and philosophical thinkers. Steven will join BBC Dragon’s Den from Series 19 in January 2022, as the youngest ever Dragon in the TV Show’s history.

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Poonacha Machaiah, Director

Poonacha Machaiah is a global leader among a new breed of social entrepreneurs, having chosen to apply his corporate expertise from 25 years as a business executive in multiple Fortune 100 companies and entrepreneurial initiatives to addressing societal and wellbeing challenges.

Poonacha is the CEO of The Chopra Foundation, a 501 (c) (3) organization dedicated to improving health and well-being, cultivating spiritual knowledge, expanding consciousness, and promoting world peace. He is the co-founder of the Never Alone Movement for Suicide Prevention and Mental Health along with both world-renowned mind-body medicine pioneer and New York Times best-selling author Deepak Chopra, M.D, actress and humanitarian Gabriella Wright.

Poonacha has launched the Warrior Monk™ brand targeted at creating a positive societal shift through the compassionate transformation of humankind (www.thewarriormonk.com). Poonacha is the founder of Wellbeing Tech, a leading technology innovation company that has deployed transformative wellbeing solutions such as the hyper-local neighborhood app i.e. GABL (www.gabl.global) and Remote Assistance Management platform for providing assisted reality with Glass Enterprise edition (www.wellbeingtech.com/ramp)

As a serial entrepreneur, he has co-founded startups such as Jiyo, Deepak Chopra InnerSpace, and Qyuki. He has also held senior management positions at Nortel, Iridium, Motorola and Sasken.

He holds an MBA from the College of William and Mary, and a Bachelor of Science in Computer Science and Engineering from the B.M.S. College of Engineering.

Anabel Oelmann, Director

Anabel is a certified nutritionist, through the Institute of Integrative Nutrition (IIN) in New York after graduating with an International Baccalaureate in Berlin. She has worked as a health coach and model the past 5 years, living in NY, LA, London and Sydney represented by IMG. During her career as a health coach she discovered the eclectic benefits of medical cannabis and witnessed its potential to alleviate symptoms and cure diseases firsthand. She then co-founded the company Greenstein in Germany, which is a fully licensed narcotic wholesaler, being responsible for public relations and business development. Based on her passion for making alternative medicine even more accessible she founded NOEO, a direct-to-consumer brand focusing on adaptogenic herbs. As a thought leader in the industry, Anabel saw a promising opportunity, starting ‘The Healing Company’, creating a platform to gather the most promising companies in the fast growing nutraceuticals space, and to accelerate a change in the health industry.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Significant Employees

Other than the foregoing named officers and directors, we do not have any employees who are key to our business and operations.

Involvement in Certain Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past ten years:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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2. Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

5. Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

Our directors are not obligated to commit their full time and attention to our business and, accordingly, they may encounter a conflict of interest in allocating their time between our operations and those of other businesses. In the course of their other business activities, they may become aware of investment and business opportunities which may be appropriate for presentation to us as well as other entities to which they owe a fiduciary duty. As a result, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. They may also in the future become affiliated with entities that are engaged in business activities similar to those we intend to conduct.

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In general, officers and directors of a corporation are required to present business opportunities to the corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would be unfair to the corporation and its stockholders not to bring the opportunity to the attention of the corporation.

We plan to adopt a code of ethics that obligates our directors, officers and employees to disclose potential conflicts of interest and prohibits those persons from engaging in such transactions without our consent. When we do adopt a code of ethics, we will disclose it in a Current Report on Form 8-K.

Code of Ethics

We have not yet adopted a code of ethics that applies to officers and directors, or persons performing similar functions because we are in the start-up phase and are in the process of establishing our operations. We plan to adopt a code of ethics as and when our company grows to a sufficient size to warrant such adoption.

Committees of the Board

All proceedings of our directors were conducted by resolutions consented to in writing by the director and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the director entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have any written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our current board of directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The board of directors believes that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our board of directors assess all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president at the address appearing on the first page of this Current Report on Form 8-K.

Audit Committee and Audit Committee Financial Expert

The Board of Directors has not yet formed an audit committee and its members currently perform the functions of an audit committee.  The Company believe each of our CEO and director, Simon Belsham and board member Poonacha Machaiah have sufficient experience and educational credentials to be considered an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. Mr. Machaiah  is “independent” as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Securities Exchange Act of 1934, as amended.

We believe that members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We currently do not have formal nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our directors do not believe that it is necessary to have such committees because they believe the functions of such committees can currently be adequately performed by the members of our board of directors.

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EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended June 30, 2021 and 2020

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No executive officer received total annual salary and bonus compensation in excess of $100,000 during the fiscal years ended June 30, 2021 or 2020.

				Stock	Option	All Other
		Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Lee Larson Elmore, CEO, CFO, President	2021	0	0	0	0	66,000	66,000
Secretary and Treasurer	2020	0	0	0	0	0	0

Summary of Employment Agreements and Material Terms

On May 1, 2021, Mr. Elmore entered into an agreement with the Company for a six month term ending October 31, 2021, for a monthly fee of $1,000 plus stock compensation of 15,000 shares at $4.00 per share, or the equivalent cash consideration of $60,000, at Mr. Elmore’s election. On July 1, 2021, Mr. Elmore invoiced the Company an additional $4,000 for services provided prior to the formal agreement.

On November 1, 2021, Mr. Elmore entered into a revised compensation agreement with the Company through his controlled company, Administrative Services LLC, whereby services of Mr. Elmore would be invoiced at a rate of $5,000 per month commencing November 1, 2021.

On November 15, 2021, with an effective date of November 27, 2021, the Company entered into an employment agreement with Kelly Zuar. Under the terms of the agreement, Ms. Zuar with fill the position of executive business partner, reporting to the Company’s CEO. The agreement provides for an annual salary of $105,000 and a stock option for the purchase 100,000 shares of common stock in accordance with the terms of the Company’s stock incentive plan, once in place.

On November 27, 2021, the Company entered into a two-year employment agreement with Simon Belsham whereby Mr. Belsham was engaged by the Company to provide certain management services and to accept the appointment of Chief Executive Officer, President and Director immediately upon the Board making such appointment. The agreement provides for annual compensation of $400,000 in year one and $500,000 per annum in year two, a $75,000 signing bonus (which amount was paid during the six months ended December 31, 2021) and for the first calendar year completed during Mr. Belsham’s employment an annual bonus, with a maximum pay-out opportunity of one hundred thousand dollars ($100,000). During the second calendar year completed the annual bonus has a maximum pay-out opportunity of two hundred thousand dollars ($200,000). Further, under the terms of the employment agreement, within forty-five days of execution, Mr. Belsham is to be issued a total 1,250,000 shares of restricted common stock, subject to a restricted stock award agreement.

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

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The Company has not yet formalized its stock option plan, however, it intends to finalize a 2021 Stock Option Plan during the current fiscal year ended June 30, 2022.

Stock Options/SAR Grants

During our fiscal year ended June 30, 2021 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the fiscal year ended June 30, 2021.

Option Exercises

During our fiscal year ended June 30, 2021 there were no options exercised by our named officers.

Compensation of Directors

Our directors did not receive any compensation for their services as directors from our inception to June 30, 2021.

On July 16, 2021, the Company entered into an agreement with Poonacha Machaiah, in relation to his proposed appointment to the Board of Directors of the Company. Under the terms of the agreement, retroactive to January 1, 2021, Mr. Machaiah is to receive an annual fee of $37,500 paid in equal monthly installments over 12 months and shall be granted the right to purchase $37,500 worth of the Company’s common stock based on an exercise price per share equal to the fair market value of the Common Stock of the Company at the time of such grant, pursuant to terms to be set forth in the Company’s Equity Incentive Plan.

Effective December 28, 2021, the Company entered into a two year Board Advisory Agreement with Deepak Chopra LLC for services to the Advisory Board of the Company. As consideration, Deepak Chopra LLC will receive $12,500 for each fiscal quarter and shall be granted a total of 200,000 non-statutory stock options with an exercise price set to the most recent Fair Market Value (FMV) at the time of the effective date of this agreement. Such options shall have a term of 10 years, with 25% of such Options to be fully vested as of (6) months from the Effective Date of this Agreement and the remainder vesting in three (3) equal installments every six (6) months thereafter until all Options have vested on the second anniversary of the Effective Date. At December 31, 2021 the Company has not yet adopted a stock option plan under which to grant the aforementioned stock options. Further under the agreement, the Company is to make an annual donation to The Chopra Foundation for Fifty Thousand Dollars ($50,000.00), with the first annual donation to be paid within thirty (30) days of the date of execution of the agreement.

On February 16, 2022, the Company entered into a Board of Directors Services Agreement with Steven Bartlett with a January 1, 2022 start date, whereby Mr. Bartlett will receive an annual fee of $37,500 payable in 12 monthly installments in arrears and will be granted an option to purchase 125,000 shares of the Company’s common stock at the fair market value at the time of such grant.

We have no formal plan for compensating our directors for their services in the future in their capacity as directors, although such directors are expected in the future to receive options to purchase shares of our common stock as awarded by our Board of Directors or by any compensation committee that may be established.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Family Relationships

There are no family relationships between any of our directors, executive officers or directors.

Equity Compensation Plans

We do not have any securities authorized for issuance under any equity compensation plan. We also do not have an equity compensation plan and do not currently plan to implement such a plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Except as disclosed herein, no director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended June 30, 2021, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Company Transactions with Related Parties

The Company has entered into related party transactions as follows:

Simon Belsham, CEO and director

On November 27, 2021, the Company entered into a two-year employment agreement with Simon Belsham whereby Mr. Belsham was engaged by the Company to provide certain management services and to accept the appointment of Chief Executive Officer, President and Director immediately upon the Board making such appointment. The agreement provides for annual compensation of $400,000 in year one and $500,000 per annum in year two, a $75,000 signing bonus (which amount was paid during the six months ended December 31, 2021) and for the first calendar year completed during Mr. Belsham’s employment an annual bonus, with a maximum pay-out opportunity of one hundred thousand dollars ($100,000). During the second calendar year completed the annual bonus has a maximum pay-out opportunity of two hundred thousand dollars ($200,000). Further, under the terms of the employment agreement, within forty-five days of execution, Mr. Belsham is to be issued a total 1,250,000 shares of restricted common stock, subject to a restricted stock award agreement.

Anabel Oelmann, director

On March 10, 2022, the Company entered into and closed an acquisition agreement with Anabel Oelmann, a director of the Company to acquire 100% of the issued and outstanding shares of NOEO GmbH for cash consideration of EUR25,000.

Ponacha Machaiah, director

On July 16, 2021, the Company entered into an agreement with Poonacha Machaiah, in relation to his proposed appointment to the Board of Directors of the Company. Under the terms of the agreement, retroactive to January 1, 2021, Mr. Machaiah is to receive an annual fee of $37,500 paid in equal monthly installments over 12 months and shall be granted the right to purchase $37,500 worth of the Company’s common stock based on an exercise price per share equal to the fair market value of the Common Stock of the Company at the time of such grant, pursuant to terms to be set forth in the Company’s Equity Incentive Plan.

Steven Bartlett, director

On February 16, 2022, the Company entered into a Board of Directors Services Agreement with Steven Bartlett with a January 1, 2022 start date, whereby Mr. Bartlett will receive an annual fee of $37,500 payable in 12 monthly installments in arrears and will be granted an option to purchase 125,000 shares of the Company’s common stock at the fair market value at the time of such grant.

Lee Larson Elmore, CFO, Secretary/Treasurer

On July 1, 2021, Mr. Elmore invoiced the Company $4,000 for services provided in respect to a compensation agreement entered into in May 2021.

On November 1, 2021, Mr. Elmore entered into a revised compensation agreement with the Company through his controlled company, Administrative Services LLC, whereby services of Mr. Elmore would be invoiced at a rate of $5,000 per month commencing November 1, 2021.

During the six months ended December 31, 2021, Administrative Services LLC was paid a total of $12,000 in fees, leaving a balance owing at December 31, 2021 of $65,000 to Mr. Elmore and his controlled entities.

Astutia Venture Capital AG

As of January, 2021, the Company had received a total of $173,616 in advances from its previous CEO, Jeffrey Taylor. On January 25, 2021, all advances made by the previous CEO were assigned to AVCG for $10. as part of a transaction where under AVCG also acquired a portion of 32,000,000 shares sold in a series of private transactions by Mr. Taylor for cash proceeds of $ 300,000. Further, during the fiscal year ended June 30, 2021, the Company received a further $29,999 in unsecured advances from AVCG for operational expenses.

During the six months ended December 31, 2021, a minority shareholder of the Company reimbursed AVCG for advances paid in the amount of $29,999, leaving $173,616 due and payable to AVCG at December 31, 2021, which amount owing is unsecured, non-interest bearing, and due on demand.

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WAOW Advisory Group Gmbh

During the fiscal year ended June 30, 2021, WAOW Entrepreneurship Gmbh (“WAOWE”) acquired certain shares of the Company in a series of private transactions with AVCG and Mr. Jeffrey Taylor, our former officer and director.

During six months ended December 31, 2021, an affiliated company, WAOW Advisory Group Gmbh (“WAOW”) assumed amounts owing to AVCG in the amount of $29,999 and advanced a further $423,804 to the Company. As of December 31, 2021, WAOW was owed a total of $453,803.

Director Independence

We currently act with four directors consisting of Simon Belsham, Anabel Oelmann, Poonacha Machaiah and Steven Bartlett. We have determined that Poonacha Machaiah and Steven Bartlett are “independent directors” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. Except as set forth herein, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is not traded on any exchange. Our common stock is quoted on OTC Markets under the trading symbol “THCC”. We cannot assure you that there will be a market in the future for our common stock.

OTC Markets securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC Markets securities transactions are conducted through a telephone and computer network connecting dealers. OTC Markets issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a national or regional stock exchange.

Holders

As of March 9, 2022 there were approximately 51 stockholders of record of our common stock and 10 holders of our Seed Preferred Stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

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Dividends

Any decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

The Company is contractually obligated to certain of our officers, directors, employees and advisors to issue certain stock options and awards upon the Company finalizing its stock option plan as set out below:

On July 16, 2021, the Company entered into an agreement with Poonacha Machaiah, in relation to his proposed appointment to the Board of Directors of the Company. Under the terms of the agreement, Mr. Machaiah is granted the right to purchase $37,500 worth of the Company’s common stock based on an exercise price per share equal to the fair market value of the Common Stock of the Company at the time of such grant, pursuant to terms to be set forth in the Company’s Equity Incentive Plan. The Company is currently in the process of completing the establishment of an equity incentive plan and as of the date of this report no options have been granted.

On November 15, 2021, with an effective date of November 27, 2021, the Company entered into an employment agreement with Kelly Zuar. Under the terms of the agreement, Ms. Zuar is to be granted a stock option for the purchase 100,000 shares of common stock in accordance with the terms of the Company’s stock incentive plan. At the date of this report, the Company has not yet adopted a stock option plan under which to grant the stock options.

On November 27, 2021, the Company entered into a two-year employment agreement with Simon Belsham which calls for the issuance of a total 1,250,000 shares of restricted common stock, subject to a restricted stock award agreement. As at the date of this report the shares underlying the stock award have yet to be issued.

Effective December 28, 2021, the Company entered into a two year Board Advisory Agreement with Deepak Chopra LLC for services to the Advisory Board of the Company. As consideration, Deepak Chopra LLC will be granted a total of 200,000 non-statutory stock options with an exercise price set to the most recent Fair Market Value (FMV) at the time of the effective date of this agreement. Such options shall have a term of 10 years, with 25% of such Options to be fully vested as of (6) months from the Effective Date of the Agreement and the remainder vesting in three (3) equal installments every six (6) months thereafter until all Options have vested on the second anniversary of the Effective Date. At the date of this report, the Company has not yet adopted a stock option plan under which to grant the aforementioned stock options.

On January 1, 2022, the Company entered into an independent contractor agreement with KET Consulting LLC (“KET”). Under the agreement KET will be granted an option to purchase a total of 700,000 shares of the common stock of the Company to be granted under the Company’s Equity Incentive Plan, exercisable at $0.28 per share and vesting over a period of 48 months, with 25% to vest on January 1, 2023 and the remaining options shall vest monthly.

On January 2, 2022, the Company entered into a 24 month services agreement with Flight Story Limited (“FSL”). Under the terms of the agreement, FSL will receive 675,000 stock options, exercisable at $0.28 per share upon execution of the contract with a further 1,500,000 stock options at $2.00 per share which shall vest, 25% upon completion of an up-round capital raise in 2022, 25% on share prices sustaining an average market capitalization above $200 million for 30 days, 25% on the Company being listed on NASDAQ and the final 25% upon share prices sustaining an average market capitalization above $400 million for 30 days The options will expire 5 years from an IPO being completed by the Company.

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On February 16, 2022, the Company entered into a Board of Directors Services Agreement with Steven Bartlett with a January 1, 2022 start date, whereby Mr. Bartlett will be granted an option to purchase 125,000 shares of the Company’s common stock at the fair market value at the time of such grant.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

Please refer to Item 3.02 of this filing for information on the recent sales of unregistered securities.

Other than as disclosed above, there were no sales of equity securities during the period covered by this Report that were not registered under the Securities Act and were not previously reported in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by the Company.

DESCRIPTION OF SECURITIES

Authorized Stock

We are authorized to issue up to 300,000,000 shares of stock of which 290,000,000 shares are common stock and 10,000,000 shares are preferred stock, of which 5,000,000 shares are designated as Seed Preferred Stock..

Common Stock

We are authorized to issue up to 290,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of Preferred Stock, par value $0.001, of which 5,000,000 shares are designated as Seed Preferred Shares.

The Company shall not declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless (in addition to the obtaining of any consents required elsewhere in the Articles of Incorporation) the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock in an amount equal to the dividend payable on each outstanding share of Common Stock.

The shares of Seed Preferred Stock do not have any voting rights and they have mandatory conversion rights whereby upon such date and time as specified by the Board of Directors in connection with, but prior to, the closing of the sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, and in connection with such offering the Common Stock is listed for trading on the Nasdaq Stock Market’s National Market, (i) all outstanding shares of Seed Preferred Shares shall automatically be converted into shares of Common Stock on the basis of one share of Seed Preferred Stock for 1 share of Common Stock. Upon conversion the Seed Preferred Shares shall not be reissued.

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Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company’s preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company’s issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company’s board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•

if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our Articles of Incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

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Our Articles of Incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent And Registrar

Our independent stock transfer agent is Pacific Stock Transfer Corp. Their mailing address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

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The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

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The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There were no disagreements related to account principles or practices, financial statement disclosure, internal controls or auditing scope or procedural during our last two fiscal years and interim periods.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

On March 7, 2022, we finalized the issuance of 4,920 shares of our common stock subscribed for under definitive agreements with 41 non-U.S. persons to issue shares of our common stock in a private transaction (the “Transaction”). Under the terms of the Transaction, we agreed to sell an aggregate of 4,920 Common Shares at $2.00 per share for aggregate proceeds of $9,840. The Common Shares sold in the Transaction will be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”) under Regulation S promulgated under the Securities Act in that offers, sales and issuances under the scope of the Transaction were not made to persons in the United States and no directed selling efforts were made in the United States.

A copy of the Form of Subscription Agreement is incorporated by reference as Exhibit 10.13 hereto.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Purchase described in Item 2.01 of this Current Report on Form 8-K, and the commencement of our operations in regard to that business, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Incorporated herein by reference are:

Audited financial statements of The Healing Company Inc. at June 30, 2021 and June 30, 2020 and unaudited consolidated interim financial statements of The Healing Company Inc. for the nine months ended December 31, 2021 and 2020.

(b) Pro Forma Financial Information

To be filed by amendment.

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(d) Exhibits

Exhibit Number	Exhibit
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S- 1 filed on August 6, 2008).
3.2	By-laws (incorporated by reference to our Registration Statement on Form S-1 filed on August 6, 2008).
3.3	Certificate of Amendment (incorporated by reference to our Current Report on Form 8-K filed on June 2, 2021).
(10)	Material Contracts
10.1	Engagement Agreement between the Company and Lee Larson Elmore dated May 1, 2021, (incorporated by reference to our Quarterly Report on Form 10 Q/A filed on February 22, 2022).
10.2	Board of Directors Services Agreement between the Company and Poonacha Machaiah, dated July 16, 2021. (incorporated by reference to our Quarterly Report on Form 10 Q/A filed on February 22, 2022).
10.3	Engagement Agreement between the Company and Administrative Services LLC dated November 1, 2021, (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.4	Employment Agreement between the Company and Kelly Zuar dated November 15, 2021. (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.5	Employment Agreement between the Company and Simon Belsham dated November 27, 2021, (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.6	Board of Directors Advisor Agreement between the Company and Deepak Chopra LLC, (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.7	Independent Contractor Agreement between the Company and KET Consulting LLC dated January 1, 2022. (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.8	Services Agreement between the Company and Flight Story Limited dated January 10, 2022. (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.10	Services Agreement between the Company and R Agency dated February 7, 2022. (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.11	Board of Directors Services Agreement between the Company and Steven Bartlett. (incorporated by reference to our Quarterly Report on Form 10 Q filed on February 22, 2022)
10.12	Purchase and Transfer Agreement between the Company and Anabel Oelmann dated March 10, 2022, filed herewith.
10.13	Form of Subscription agreement, filed herewith
21	List of subsidiaries
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HEALING COMPANY INC.

Dated: March 15, 2022	By:	/s/ Simon Belsham
Simon Belsham
President, Chief Executive Officer and Director

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